CONSENT OF CHARTERED ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated June 3, 1998 and November 25, 1997, relating to the financial statements of TAX DEPOT INC. which is contained in that Prospectus.


We also consent to the reference to us under the caption 'Experts' In the Prospectus.


                                                              BDO DUNWOODY


[GRAPHIC OMITTED]
Chartered Accountants
Winnipeg, Manitoba
August 25, 1998